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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-59498) and related Prospectus of Net4Music Inc., and to the incorporation by reference therein of our report dated March 16, 2001 (except for Note 2, as to which the date is August 20, 2001), with respect to the consolidated financial statements of Net4Music Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





Minneapolis, Minnesota                           /s/Ernst & Young LLP
September 19, 2001